Newport Telecommunications Co.

Financial Statements
Year ended December 31, 2006 (audited) and
Six Months ended June 30, 2007 and 2006 (Unaudited)

Newport Telecommunications Co.

Contents

RBSM LLP
Certified Public Accountants

REPORT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

The Partners
Newport Telecommunications Co.
Jersey City, New Jersey

We have audited the accompanying balance sheet of Newport Telecommunications Co. (the "Company") as of December 31, 2006 and the related statement of operations, partners’ capital, and cash flows for the year then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based upon our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2006, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ RBSM LLP
Certified Public Accountants

New York, New York September 14, 2007

Newport Telecommunications Co.

Balance Sheets

	June 30, 2007	December 31, 2006
	(unaudited)	(audited)
Assets:
Cash	$109,962	$166,585
Accounts receivable	230,441	214,010
Building improvements and equipment, net	635,849	372,820
Due from affiliates	239,855	223,567
Total assets	$1,216,107	$976,982

Liabilities and Partners’ Capital
Liabilities:
Accounts payable	$5,375	$11,964
Accrued expenses	321,300	427,287
Due to affiliates	369,561	40,615
Total liabilities	696,236	479,866
Partners’ capital	519,871	497,116
Total liabilities and partners’ capital	$1,216,107	$976,982

See accompanying notes to financial statements

Newport Telecommunications Co.

Statements of Operations

	Six Months ended June 30, 2007	Six Months ended June 30, 2006	Year ended December 31, 2006
	(unaudited)	(unaudited)

Revenues	$780,190	$903,376	$1,577,571
Revenues - related parties	321,838	138,858	273,564
Total revenues	1,102,028	1,042,234	1,851,135
Expenses:
Operating expenses:
Direct cost of services	245,461	272,272	416,067
Salaries and other employee expenses	290,378	293,915	573,862
General and administrative expenses	494,876	413,597	697,465
Depreciation and amortization	48,558	42,786	97,738
Total expenses	1,079,273	1,022,570	1,785,132
Net income	$22,755	$19,664	$66,003

See accompanying notes to financial statements.

Newport Telecommunications Co.

Statements of Changes in Partners’ Capital

Partners’ Capital
Balance at January 1, 2006	$431,113
Net income	66,003
Balance at December 31, 2006	497,116
Net income (unaudited)	22,755
Balance at June 30, 2007 (unaudited)	$519,871

See accompanying notes to financial statements

Newport Telecommunications Co.

Statements of Cash Flows

	Six Months ended June 30, 2007	Six Months ended June 30, 2006	Year ended December 31, 2006
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net income	$22,755	$19,664	$66,003
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	48,558	42,786	97,738
Changes in assets and liabilities:
(Decrease) increase in accounts receivable	(16,431)	17,840	121,625
Increase (decrease) in accounts payable	(6,589)	127,155	(11,610)
Decrease in accrued expenses	(105,987)	(72,753)	(74,324)
( Increase) Decrease in due from affiliates	-	(100,000)	(222,801)
Net cash provided by (used in) operating activities	(57,694)	34,693	(23,369)
Cash flows from investing activities:
Additions to building improvements and equipment	-	(18,381)	(34,744)
Proceeds from sale of equipment	1,071	-	-
Advances from affiliates	-	-	40,615
Net cash provided by (used in) investing activities	1,071	(18,381)	5,871
Net increase (decrease) in cash and cash equivalents	(56,623)	16,311	(17,498)
Cash and cash equivalents, beginning of period	166,585	184,083	184,083
Cash and cash equivalents, end of period	$109,962	$200,394	$166,585
Cash paid for interest and taxes:
Interest	-	-	-
Taxes	-	-	-
Supplemental non-cash transactions:
Fixed assets transferred from affiliates	$(312,658)	-	$(122,801)
Fixed assets transferred to affiliates	-	-	$123,567

See accompanying notes to financial statements.

Newport Telecommunications Co.

Notes to Financial Statements

(Information Subsequent To December 31, 2006 and For Six Months Ended June 30, 2006 Is Unaudited)

1.	Organization and Nature of Business
Newport Telecommunications Co. (the “Company”), is a general partnership formed on January 15, 1986 owned by Newport Associates Development Co. (“Newport Assoc.”) and Newport Telecommunications, Inc. (“Telecommunications, Inc.”) organized in the state of New Jersey. Both Newport Assoc. and Telecommunications, Inc. are owned through various entities by Newport Associates Development Company (“NADC”).

The Company provides telephone and internet services primarily to residential and small business customers located in section of Jersey City, New Jersey known as Newport.

Newport Telecommunications Co.

Notes to Financial Statements

(Information Subsequent To December 31, 2006 and For Six Months Ended June 30, 2006 Is Unaudited)

2.	Summary of Significant Accounting Policies
Revenue Recognition

Revenues consist of telephone and internet service revenues and customer equipment revenues. Revenues are derived from tenants of buildings controlled by affiliates of the Company or other affiliated entities.

The Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition (“SAB104”), which superceded Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (“SAB101”). SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts.

The Company accounts for revenue, costs and expense related to residential cable services (including video, voice, data and other services) as the related services are performed in accordance with SFAS No. 51, “Financial Reporting by Cable Television Companies.” Installation revenue for residential cable services is recognized to the extent of direct selling costs incurred. Credit risk is managed by disconnecting services to customers who are delinquent.

Newport Telecommunications Co.

Notes to Financial Statements

(Information Subsequent To December 31, 2006 and For Six Months Ended June 30, 2006 Is Unaudited)

Credit Risk

Financial instruments and related items which potentially subject the Company to concentrations of credit risk consist primarily of cash, cash equivalents and trade receivables. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit. The Company’s accounts receivable potentially subject the Company to credit risk, as collateral is generally not required. The Company’s risk of loss is limited due to advance billings to customers for services and the ability to terminate access on delinquent accounts. The potential for material credit loss is mitigated by the number of customers with relatively small receivable balances. The carrying amounts of the Company’s receivables approximate their fair values.

Partners’ Compensation/Distributions

Partners received no distributions, guaranteed payments or other salaries or compensation during the year ended December 31, 2006 and for the six months ended June 30, 2007.

Depreciation

Depreciation is provided by the straight-line method over the estimated useful lives of the assets, principally five to seven years for building improvements and five to ten years for equipment.

Long-Lived Assets

Pursuant to SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the recoverability of real estate investments are evaluated whenever events or changes in circumstances indicate that the carrying value of the equipment may not be recoverable. When such conditions exist, management performs an analysis to determine if the estimated undiscounted future cash flows from operations and the proceeds from the ultimate disposition of a property exceed its carrying value. If the estimated undiscounted future cash flows are less than the carrying amount of a property, an adjustment to reduce the carrying amount to the property’s estimated fair market value is recorded and an impairment loss is recognized. Through June 30, 2007, no impairment losses have been recorded.

Newport Telecommunications Co.

Notes to Financial Statements

(Information Subsequent To December 31, 2006 and For Six Months Ended June 30, 2006 Is Unaudited)

Income Tax

No income tax provision has been included in the financial statements since income or loss of the Partnership is required to be reported by the respective partners on their income tax returns.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of Six Months or less when purchased to be cash equivalents.

Use of Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Newport Telecommunications Co.

Notes to Financial Statements

(Information Subsequent To December 31, 2006 and For Six Months Ended June 30, 2006 Is Unaudited)

3.	Building Improvements and Equipment	Building improvements and equipment at June 30, 2007 and December 31, 2006 consists of the following:

	2007	2006
	(unaudited)
Building improvements	$37,190	$37,190
Equipment	1,012,073	715,154
	1,049,263	752,344
Less: accumulated depreciation	(413,414)	(379,524)
	$635,849	$372,820

4	License and Right of Entry Agreement
Effective January 1, 2007, the Company entered into a license and right of entry agreement with a related party for the right use a certain Conduit. In accordance with the agreement, the Company shall pay the related party licensor a one time access fee of $180,000. The initial term of this agreement shall expire on December 31, 2016 with the option to renew and extend the term for two additional five year periods. The term of the agreement is coterminous with the Master Communication Access and Service Agreement.

On January 1, 2007, the Company has an agreement with a related party for use of the conduit line access at the rate of $30,000 per year which expires in 2016. Effective July 16, 2007, this agreement was assigned to Microwave Satellite Technologies, see Note 7

5.	Related Party Transactions
The Company earns revenues from certain affiliated entities. Revenues earned from related parties were $273,564, $321,838 and $138,858 for the year ended December 31, 2006 and the Six Months ended June 30, 2007 and 2006, respectively.

The Company rents office space from NADC. Rent expense amounted to $46,923, $27,180 and $21,000 for the year ended December 31, 2006 and the Six Months ended June 30, 2007 and 2006, respectively.

Newport Telecommunications Co.

Notes to Financial Statements

(Information Subsequent To December 31, 2006 and For Six Months Ended June 30, 2006 Is Unaudited)

As of June 30, 2007 and December 31, 2006, the Company had paid for certain tenant improvements and wiring totaling $123,567 on behalf of related parties which were included in Due from Affiliates.

As of December 31, 2006, the Company had prepaid $100,000 related to the one-time access fee related to the Conduit license and right of entry agreement with a related party.

As of June 30, 2007 and December 31, 2006, the Company had a related party non-interest bearing related party loan payable of $40,615 related to the purchase of tenant improvements which was included in Due to Affiliates.

6.	Commitments and Contingencies
Commitments:

Effective January 1, 2007, the Company entered into a license and right of entry agreement with a related party for the right use a certain Conduit. In accordance with the agreement, the Company shall pay annual license fees of $30,000 for the initial term of the agreement. The intial term of this agreement shall expire on December 31, 2016 with the option to renew and extend the term for two additional five year periods.

The Company leases telecommunication lines and equipment under noncancelable leases. The leases generally require fixed monthly payments plus variable amounts based on usage. Future minimum payments on noncancelable leases and license agreements with a term of one year or more at June 30, 2007 are as follows:

2008	$240,186
2009	53,456
2010	44,970
2011	30,097
2012	30,000
Thereafter	120,000
Total	$518,709

Newport Telecommunications Co.

Notes to Financial Statements

(Information Subsequent To December 31, 2006 and For Six Months Ended June 30, 2006 Is Unaudited)

Contingencies:

Comcast of Jersey City LLC has petitioned the City of Jersey City Board of Public Utilities (“BPU”) for access to certain buildings that currently receive telephone and internet services from the Company. In prior years, BPU has adopted decisions granting such access to various buildings served by the Company. NADC has appealed these decisions, however, Comcast has been a second supplier of internet service in certain buildings since 2003. In March 2007, BPU in two separate decisions, granted Comast access to two additional buildings know as Pacific and Abraham Lincoln.

The owners of other buildings served by the Company have received written requests from Comcast for access to said buildings to construct and install facilities to serve the residents therein.

The Company is subject of other litigation in the normal course of business. Management does not believe these matters will have a material effect on the financial position or results of operations.

Newport Telecommunications Co.

Notes to Financial Statements

(Information Subsequent To December 31, 2006 and For Six Months Ended June 30, 2006 Is Unaudited)

7.	Subsequent Events
On July 18, 2007, the Company sold the operations and substantially all of the assets of the Company for $2,550,000 to Microwave Satellite Technologies, Inc. The total consideration paid in the Acquisition was $2,550,000, consisting of (i) 866,856 unregistered shares of Telkonet, Inc. (a Parent Company of Microwave Satellite Technologies, Inc.), equal to $1,530,000 (based on the average closing prices for Telkonet Common Stock for the ten trading days immediately prior to the closing date), and (ii) $1,020,000 in cash, subject to adjustments. The total consideration will be increased or decreased depending on the number of subscriber accounts acquired in the Acquisition that were in good standing at that time. The number will be determined within 120 days of the closing of the Acquisition. The stock certificates representing the Telkonet Common Stock, and $510,000 of the cash consideration were paid to U.S. Bank National Association, as escrow agent, to be released after the final determination of the number of subscriber accounts in good standing acquired in the Acquisition.

On July 16, 2007, the Company entered into a Master Communications Access and Service Agreement relating to the buildings controlled by affiliates of the Company or other affiliated entities which expires or is otherwise terminated in accordance with the terms of Conduit License and Right to Entry Agreement dated January 1, 2007.